                                                    Registration No. 333-

     As filed with the Securities and Exchange Commission on April 27, 2000



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          WISCONSIN ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

            WISCONSIN                                    39-1391525
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)

                            231 West Michigan Street
                                 P. O. Box 2949
                           Milwaukee, Wisconsin 53201
              (Address of principal executive offices) (Zip Code)

                              -------------------

     WICOR, Inc.                 WICOR, Inc.                   WICOR, Inc.
1987 Stock Option Plan   1992 Director Stock Option   1994 Long-Term Performance
                                    Plan                          Plan
                           (Full title of the plans)

                              -------------------

                                  PAUL DONOVAN
               Senior Vice President and Chief Financial Officer
                          Wisconsin Energy Corporation
                            231 West Michigan Street
                                 P.O. Box 2949
                           Milwaukee, Wisconsin 53201
                    (Name and address of agent for service)

                                 (414) 221-2345
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                               BRUCE C. DAVIDSON
                              Quarles & Brady LLP
                           411 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 277-5000

                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed
                                                  Proposed         Maximum
  Title of Securities                              Maximum        Aggregate        Amount of
         to be             Amount to be        Offering Price     Offering       Registration
   Registered (1)        Registered (1)(2)        Per Share       Price (3)           Fee
  -------------------    -----------------     --------------     ---------      ------------
     Common Stock,
    $.01 par value        4,619,969 shares           (3)         $63,252,255      $16,698.60

(1) Consists of the following number of shares to be registered for each of the plans covered by this registration statement:

o        WICOR, Inc. 1987 Stock Option Plan                      448,304 shares
o        WICOR, Inc. 1992 Director Stock Option Plan             370,758 shares
o        WICOR, Inc. 1994 Long-Term Performance Plan           3,800,907 shares

         On April 26, 2000, WICOR, Inc. ("WICOR") became a wholly owned subsidiary of the registrant through the merger of CEW Acquisition, Inc. ("Acquisition"), a wholly owned subsidiary of the registrant, with and into WICOR (the "Merger") pursuant to an Agreement and Plan of Merger by and among the registrant, WICOR and Acquisition dated as of June 27, 1999, as amended (the "Merger Agreement"). Under the Merger Agreement, at the effective time of the Merger, each then outstanding option to purchase shares of WICOR common stock, $1.00 par value (with attached common stock purchase rights) (a "WICOR Option"), under WICOR's 1987 Stock Option Plan (the "1987 Plan"), 1992 Director Stock Option Plan (the "1992 Plan") or 1994 Long-Term Performance Plan (the "1994 Plan"), each as amended (collectively, the "Plans"), was assumed by the registrant and converted into an option to purchase shares of registrant's common stock on the same terms and conditions as were applicable under such WICOR Option. However, the number of shares covered by such WICOR Option and the exercise price per share were adjusted to reflect the Exchange Ratio under the Merger Agreement of
         1.5194 shares of registrant common stock for each share of WICOR common stock, and WICOR Options that were outstanding on June 27, 1999 became fully vested at the effective time of the Merger notwithstanding any vesting requirement otherwise applicable thereto.

(2) The Plans and the WICOR Options provide for possible adjustment of the number, price and kind of shares covered by options granted in the event of certain capital or other changes affecting the common stock. Accordingly, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement covers, in addition to the above 4,619,969 shares of common stock, an indeterminate number of shares that may become subject to the assumed WICOR Options by means of any such adjustment.

(3) The assumed WICOR Options, as adjusted pursuant to the Merger Agreement, have various exercise prices ranging from $6.7872 to $19.6212 per share of registrant's common stock. Pursuant to Rule 457(h), the aggregate offering price and the registration fee have been computed upon the basis of the aggregate exercise price of the assumed WICOR Options. The following table shows the aggregate exercise price and the weighted average exercise price per share of the assumed WICOR Options under each of the Plans:

                                  Number of Shares of Registrant
                                      Common Stock Covered by              Aggregate            Weighted Average
            Plan                       Assumed WICOR Options            Exercise Price      Exercise Price Per Share
            ----                  ------------------------------        --------------      ------------------------
          1987 Plan                          448,304                    $ 3,618,838.92              $ 8.0725
          1992 Plan                          370,758                    $ 4,535,683.19              $12.2335
          1994 Plan                        3,800,907                    $55,097,732.75              $14.4959
                                           ---------                    --------------
                                           4,619,969                    $63,252,254.86

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Wisconsin Energy Corporation (the "registrant") (Commission File No. 001-09057) with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 are incorporated herein by reference:

         o Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended by Amendment No. 1 on Form 10-K/A.

         o        Registrant's Current Report on Form 8-K dated April 26, 2000.

         o Description of the registrant's common stock contained in the registrant's Current Report on Form 8-K dated September 1, 1999, which updates and supersedes the description of the common stock incorporated by reference in the registrant's Registration Statement on Form 8-B dated January 7, 1987, as previously updated by the Registrant's Current Report on Form 8-K dated October 31, 1991; and any future amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable. See third bullet point in Item 3 above.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Wisconsin Energy is incorporated under the Wisconsin Business Corporation Law (the "WBCL").

         Under Section 180.0851(1) of the WBCL, Wisconsin Energy is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Wisconsin Energy. In all other cases, Wisconsin Energy is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Wisconsin Energy, unless it is determined that he or she breached or failed to perform a duty owed to Wisconsin Energy and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Wisconsin Energy or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Wisconsin Energy's Restated Articles of Incorporation, Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

         Under Section 180.0833 of the WBCL, directors of Wisconsin Energy against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

         Articles V and VI of Wisconsin Energy's Bylaws provide that Wisconsin Energy will indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of Wisconsin Energy, or is or was serving at the request of Wisconsin Energy as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding. Wisconsin Energy's Restated Articles of Incorporation and Bylaws do not limit the indemnification to which directors and officers are entitled under the WBCL.

         Officers and directors of Wisconsin Energy are covered by insurance policies purchased by Wisconsin Energy under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index following the Signatures page(s) in this registration statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on April 27, 2000.

                                 WISCONSIN ENERGY CORPORATION


                                 By:  /s/ RICHARD A. ABDOO
                                     ---------------------
                                     Richard A. Abdoo, Chairman of the Board,
                                     President and Chief Executive Officer


                                POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Richard A. Abdoo and Paul Donovan, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually, and in each capacity stated below or otherwise, and to file, any and all amendments to this registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.*

Signature and Title

/s/ RICHARD A. ABDOO
-------------------------------------------
Richard A. Abdoo, Chairman of the Board,
President and Chief Executive Officer
(Principal Executive Officer and Director)

/s/ PAUL DONOVAN
-------------------------------------------
Paul Donovan, Senior Vice President
and Chief Financial Officer
(Principal Financial Officer)

/s/ STEPHEN P. DICKSON
-------------------------------------------
Stephen P. Dickson, Controller
Principal Accounting Officer)

/s/ JOHN F. AHEARNE
-------------------------------------------
John F. Ahearne, Director

/s/ JOHN F. BERGSTROM
-------------------------------------------
John F. Bergstrom, Director

/s/ BARBARA L. BOWLES
-------------------------------------------
Barbara L. Bowles, Director

/s/ ROBERT A. CORNOG
-------------------------------------------
Robert A. Cornog, Director

/s/ WILLIE D. DAVIS
-------------------------------------------
Willie D. Davis, Director

/s/ RICHARD R. GRIGG
-------------------------------------------
Richard R. Grigg, Director

/s/ JOHN N. MACDONOUGH
-------------------------------------------
John N. MacDonough, Director

/s/ JULIA B. NORTH
-------------------------------------------
Julia B. North, Director

/s/ FREDERICK P. STRATTON, JR.
-------------------------------------------
Frederick P. Stratton, Jr., Director

/s/ GEORGE E. WARDEBERG
-------------------------------------------
George E. Wardeberg, Director

* Each of the above signatures is affixed as of April 27, 2000.

                          WISCONSIN ENERGY CORPORATION
                               (the "registrant")
                          Commission File No. 001-09057

                                  EXHIBIT INDEX
                                       TO
                           S-8 REGISTRATION STATEMENT


                                                                        Incorporated herein
  Exhibit No.                        Description                          by reference to           Filed herewith
  -----------                        -----------                          ---------------           --------------
4.1              Restated Articles of Incorporation of registrant    Exhibit (3)-1 to the
                                                                     registrant's Form 10-Q
                                                                     for the quarter ended
                                                                     June 30, 1995

4.2              Bylaws of registrant                                Exhibit 3.2 to the
                                                                     registrant's Form 10-K
                                                                     for the year ended
                                                                     December 31, 1999

4.3              WICOR, Inc. 1994 Long-Term Performance              Exhibit 10.1 to
                 Plan, as amended                                    WICOR's Form 10-Q
                                                                     for the quarter ended
                                                                     June 30, 1998 (File
                                                                     No. 001-07951)

4.4              Form of Nonstatutory Stock Option Agreement         Exhibit 4.2 to
                 under the WICOR, Inc. 1994 Long-Term                WICOR's Registration
                 Performance Plan                                    Statement on Form S-8
                                                                     (Reg. No. 33-55755)

4.5              Form of Nonstatutory Stock Option Agreement                                               X
                 for February, 2000 Grants of Options under the
                 WICOR, Inc. 1994 Long-Term Performance
                 Plan

4.6              WICOR, Inc. 1992 Director Stock Option Plan,        Exhibit 10.3 to
                 as amended                                          WICOR's Form 10-K
                                                                     for the year ended
                                                                     December 31, 1998
                                                                     (File No. 001-07951)

4.7              Form of Director Nonstatutory Stock Option          Exhibit 4.2 to
                 Agreement under the WICOR, Inc. 1992                WICOR's Registration
                 Director Stock Option Plan                          Statement on Form S-8
                                                                     (Reg. No. 33-67132)

4.8              Form of Director Nonstatutory Stock Option                                                X
                 Agreement for February, 2000 Option Grants
                 under the WICOR, Inc. 1992 Director Stock
                 Option Plan

                                                                        Incorporated herein
  Exhibit No.                        Description                          by reference to           Filed herewith
  -----------                        -----------                          ---------------           --------------
4.9              WICOR, Inc.1987 Stock Option Plan, as               Exhibit 4.1 to
                 amended                                             WICOR's Registration
                                                                     Statement on Form S-8
                                                                     (Reg. No. 33-67134)

4.10             Form of Nonstatutory Stock Option Agreement         Exhibit 10.20 to
                 under the WICOR, Inc. 1987 Stock Option Plan        WICOR's Form 10-K
                                                                     for the year ended
                                                                     December 31, 1991
                                                                     (File No. 001-07951)

5                Opinion of Quarles & Brady LLP as to the                                                  X
                 legality of the securities being registered (to the
                 extent such securities may be original issuance
                 or treasury shares as opposed to market
                 purchase shares)

23.1             Consent of PricewaterhouseCoopers LLP                                                     X

23.2             Consent of Quarles & Brady LLP                                                      Contained in
                                                                                                       Exhibit 5

23.3             Consent of Arthur Andersen LLP                                                            X

24               Power of Attorney                                                                   Contained in
                                                                                                     registrant's
                                                                                                    Signatures page

                                      EI-2